Exhibit 10.01
Distribution Agreement

Signing Place：Xi’an
Party A：Shaanxi Qiyiwangguo Modern Organic Agriculture Co., Ltd.

Party B：Beijing Ni’aode Trading Co., Ltd.

I.	Both Parties agree that being an exclusive distributor, Party B should meet the following conditions:
1	Party B warrants that sales of branded “Hedetang” products of Party A should reach at least RMB 4,200,000 yuan per month and RMB 50,400,000 yuan per year.
2	Upon the aforesaid conditions being satisfied, Party B will be authorized as an exclusive distributor in the Beijing area，and a certificate will be issued.
3	During the valid period of this contract, Party B will present itself as a general distributor to sell the contracted products and conduct legal business activities.
4	Use of authorized title and symbol
a.	Without the authorization of Party A, Party B will not make any changes to the authorized title and symbol.
b.	Authorized title and symbol can be used only by Party B. Without the permission of Party A，Party B has no rights to permit the use of a third Party.
II.	Sales area
Party A authorizes Party B to sell and market the product only in Beijing and Party B may not sell out of the authorized area.

III.	Price policy
            Party B will purchase at the national uniform price set by Party A（see exhibit for detailed information）

IV.	Market support and sales reward
1	In order to support market exploration, Party A will give a 5% cash back discount of purchase volume, 5% for sample, 10% for free.
V.	After the completion of the sales target, Party A will give Party B a bonus of 3% of actual sales.
VI.	Payment and transportation
1
Party A will deliver the products according to the purchase order. Any disputes，including breed，specification，quantity，or quality，must be raised in writing within 7 days after the products have been received. No objection raised by the due date will be regarded as no objection to the products. Party A will deal with the objected products after being confirmed by Party A.

2	Party A is responsible for transporting the cargo to Party B’s location and carriage charge. The transporting standard is subject to railway or truck.
3	Party B should check and take delivery of the cargo within 3 days upon receiving the Transport Company or Party A’s notice. Otherwise Party B will hold the related cost and fee.
4
Party B should pay all the payment to Party A within 45 days after receiving cargo. Party B should pay the liquidated damage if Part B fails to take delivery of the cargo on time. The liquidate damage is 3‰ of the amount delayed for each day it is delayed.

VI.	Payment and transportation
1
Party A will deliver the products according to the purchase order. Any disputes，including breed, specification，quantity，or quality，must be raised in writing within 7 days after the products have been received. No objection raised by the due date will be regarded as no objection to the products. Party A will deal with the objected products after being confirmed by Party A.

2	Party A is responsible for transporting the cargo to Party B’s location and carriage charge. The transporting standard is subject to railway or truck.
3	Party B should check and take delivery of the cargo within 3 days upon receiving the Transport Company or Party A’s notice. Otherwise Party B will hold the related cost and fee.
4
Party B should pay all the payment to Party A within 45 days after receiving cargo. Party B should pay the liquidated damage if Part B fails to take delivery of the cargo on time. The liquidate damage is 3‰ of the amount delayed for each day it is delayed.

VI. Termination of the agreement

Should any of the following happen, Party A has the right to terminate the agreement without the consent of Party B.

5	Party B does not achieve the lowest set sales volume goal for a three month period, or Party A does not achieve the sales goal for 80% of the whole year.
6	Party B conducts sales outside of the authorized area.
7	If Party B’s actions are cause for complaint, and damage Party A’s goodwill.
8	Party B does not make the payment under this agreement.
9	Party B defaults on one of its agreements, and breaks other responsibilities and obligations.
10	Special natural disaster and other Force Majeure.

VII. The agreement will go into effect when both parties have signed and will end on January 7, 2011. If the two parties agree to extend the agreement, they can sign the new agreement.

VIII. Settlement of dispute

Based on the understanding of this agreement, both parties will settle the dispute in a friendly, business-like way. If they are unable to settle the dispute, they will sue at the local people's court of law.

IX. Signatures of the agreement.

There are two copies of this agreement, with both parties maintaining a copy, and each has the equal force of the law.